                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /x/
     Filed by a party other than the registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                 Kerr McGee Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                 Kerr McGee Corporation
- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

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


                                  KERR-MCGEE CORPORATION
                                     KERR-MCGEE CENTER
[LOGO]                                P. O. BOX 25861
                               OKLAHOMA CITY, OKLAHOMA 73125
                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                        MAY 9, 1995

TO THE STOCKHOLDERS:

     The 1995 annual meeting of stockholders of Kerr-McGee Corporation (the "Company") will be held in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, at 9:00 a.m. on Tuesday, May 9, 1995, for the following purposes:

     1. To elect eleven directors.

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.

     3. To approve the Long Term Incentive Program, as Amended and Restated May 9, 1995.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed March 17, 1995, as the record date for determination of stockholders entitled to notice of and to vote at this meeting.

     STOCKHOLDERS OF RECORD WILL BE ADMITTED UPON VERIFICATION OF OWNERSHIP AT THE ADMISSIONS COUNTER AT THE MEETING. BENEFICIAL OWNERS SHOULD PRESENT EVIDENCE OF STOCK OWNERSHIP TO THE ADMISSIONS COUNTER FOR ADMITTANCE TO THE MEETING.

     To assure your representation at the meeting, please sign and promptly mail the enclosed proxy, which is being solicited on behalf of the Board of Directors of the Company. A return envelope, which requires no postage if mailed in the United States, is enclosed for such purpose. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and mailed in order to ensure that all your shares are voted.

                                              By Order of the Board of Directors

                                                       TOM J. MCDANIEL
                                                          Secretary

April 3, 1995

                             KERR-MCGEE CORPORATION
                               KERR-MCGEE CENTER
                                P. O. BOX 25861
                         OKLAHOMA CITY, OKLAHOMA 73125

                              PROXY STATEMENT FOR
                      1995 ANNUAL MEETING OF STOCKHOLDERS

                                                                   April 3, 1995

     The accompanying proxy is solicited on behalf of the Board of Directors of Kerr-McGee Corporation (the "Company"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 3, 1995.

     Proxies in the form enclosed that are properly signed and returned will be voted as directed unless revoked before exercise by written notice from the stockholder to the Secretary of the Company at the address set forth above or by the stockholder's voting by ballot at the 1995 annual meeting. Unless directed otherwise, returned proxies will be voted for the election of the nominees for director listed below and on other matters as recommended by the Board of Directors.

     Under Section 216 of the Delaware General Corporation Law and the Company's Bylaws, a majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.

                               VOTING SECURITIES

     The Company's only class of voting securities is its common stock having a par value of $1.00 per share (the "Common Stock"), of which there were 51,712,956 shares outstanding as of the close of business on March 17, 1995, the record date for stockholders entitled to receive notice of and to vote at this meeting. Each share is entitled to one vote. The number of shares outstanding does not include shares held in treasury which will not be voted.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Bylaws, the Board has designated eleven as the number of directors to be elected at the forthcoming annual meeting of stockholders. Nine of the nominees are incumbent directors who were elected at the 1994 annual stockholders' meeting. The Board has nominated L. R. Corbett and
C. C. Stewart, Jr. to serve as members of the Board beginning May 9, 1995.

     All nominees have consented to serve and the Company has no reason to believe any nominee will be unavailable. Should any nominee become unavailable for any reason, the proxies will be voted for a substitute nominee to be named by the Board unless the number of directors constituting a full board is reduced. Each person elected director at an annual meeting will be elected to serve until the next annual stockholders' meeting or until a successor is elected.

     Certain information with respect to the nominees for director, including their principal occupations during the past five years, is set forth below:

                    NAME, AGE (AS OF JANUARY 1, 1995),                        FIRST BECAME
                PRINCIPAL OCCUPATION & OTHER DIRECTORSHIPS                     A DIRECTOR
- ---------------------------------------------------------------------------   ------------
BENNETT E. BIDWELL, 67 -- Retired; Chairman, Pentastar Transportation             1986
  Group, Inc. from January 1991 to December 1992; Chairman, Chrysler Motors
  Corporation from November 1988 to December 1990. Director, McDonald &
  Company
EARNEST H. CLARK, JR., 68 -- Chairman of the Board and Chief Executive            1988
  Officer, The Friendship Group, an investment partnership, since 1989;
  Retired as Chairman of the Board of Baker Hughes Incorporated in 1989;
  Director, Honeywell, Inc., CBI Industries, Inc., Beckman Instruments,
  Inc., Regenesis Inc. and American Mutual Fund.
L. R. CORBETT, 47 -- Group Vice President of the Company since May 1992;      -----------
  Senior Vice President of the Company from March 1991 until May 1992; Vice
  President, Oil and Gas Exploration of the Company from August 1987 until
  March 1991.
MARTIN C. JISCHKE, 53 -- President of Iowa State University since 1991;           1993
  Chancellor of the University of Missouri -- Rolla from 1986 to 1991.
  Director, Bankers Trust Corporation
ROBERT S. KERR, JR., 68 -- Attorney, Chairman of the Board of Kerr, Irvine,       1957
  Rhodes & Ables, an Oklahoma City law firm, and President of the Kerr
  Foundation, Inc., both for a period in excess of five years.
FRANK A. MCPHERSON, 61 -- Chairman of the Board and Chief Executive Officer       1977
  of the Company since 1983. Director, Kimberly-Clark Corporation.
WILLIAM C. MORRIS, 56 -- Chairman of the Board and President of J. & W.           1977
  Seligman & Co. Incorporated, Chairman of the Board of Tri-Continental
  Corporation, and Chairman of the Boards of the companies in the Seligman family of investment companies, all since December 1988. Chairman of the
  Board of Carbo Ceramics, Inc. since 1987. Director, Daniel Industries,
  Inc.
JOHN J. MURPHY, 63 -- Chairman of the Board and Chief Executive Officer of        1990
  Dresser Industries, Inc., hydrocarbon energy products and services, since
  1983; President of Dresser Industries, Inc. from 1982 to 1992. Director,
  PepsiCo Inc. and Nationsbank Corporation.
JOHN J. NEVIN, 67 -- Retired; Chairman and Chief Executive Officer of             1990
  Bridgestone/Firestone Inc. from 1981 to December 1989. Director,
  Littelfuse, Inc.

                    NAME, AGE (AS OF JANUARY 1, 1995),                        FIRST BECAME
                PRINCIPAL OCCUPATION & OTHER DIRECTORSHIPS                     A DIRECTOR
- ---------------------------------------------------------------------------   ------------
C. C. STEWART, JR., 51 -- Group Vice President of the Company since May       -----------
  1992; Senior Vice President of the Company from March 1991 until May
  1992; Vice President, Oil and Gas Operations of the Company from February
  1990 until March 1991; Senior Vice President, Technical for Hamilton
  Brothers Oil and Gas Ltd. from July 1988 until January 1990.
FARAH M. WALTERS, 49 -- President and Chief Executive Officer of University       1993
  Hospitals of Cleveland and University Hospitals Health System, Inc. since
  1992; Executive Director of University Hospitals of Cleveland and Senior
  Executive Vice President of University Hospitals Health Systems, Inc.
  from 1989 to 1992. Director, Anthem P & C Insurance Group, Society
  National Bank and LTV Corporation.

     None of the above nominees is related to any executive officer of the Company, its subsidiaries or affiliates.

     For additional information relating to directors and executive officers, see "Security Ownership" and "Executive Compensation and Other Compensation."

BOARD OF DIRECTORS MEETINGS, COMPENSATION AND COMMITTEES

     During 1994 the Board held six meetings. Each director attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which each such director served. Average attendance in 1994 of all directors at these meetings was in excess of 99%. Directors discharge their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and other members of management relative to matters of mutual interest and concern to the Company. Board members who are not employees of the Company are paid an annual fee of $20,000 per year and an additional fee of $1,000 for each Board meeting and committee meeting attended. Directors are reimbursed for travel expenses and lodging.

     Pursuant to a Plan of Deferred Compensation adopted in 1982, any director who is not an employee of the Company may elect to defer compensation as a director until such person ceases to be a director after which the deferred compensation, together with interest, will be paid in ten equal annual installments.

     In 1988 a Stock Deferred Compensation Plan for Non-Employee Directors was approved. The non-employee director may elect to defer compensation as a director through the purchase of Common Stock on a year-by-year basis by notifying the Company on or before December 31 of the preceding year. The stock acquired in this nonqualified plan may not be distributed to the non-employee director until 185 days after the participant ceases being a director.

     The Board has established and currently maintains an Audit Committee, an Executive Compensation Committee, a Nominating Committee and a Finance Committee as standing committees.

     The Audit Committee meets periodically with the Company's independent public accountants to review plans for the audit and the audit results. The Audit Committee also meets with the Director of

Internal Auditing to review the scope and results of the Company's internal auditing activities and assessment of the system of internal controls. The Audit Committee consists of four independent non-employee directors: Robert S. Kerr, Jr. (Chairman), Earnest H. Clark, Jr., Martin C. Jischke and Farah M. Walters. The Committee met twice during 1994.

     The Nominating Committee recommends nominees to the Board of Directors. The Nominating Committee will consider recommendations for the position of director submitted by stockholders in writing to the Corporate Secretary, Kerr-McGee Corporation, P.O. Box 25861, Oklahoma City, Oklahoma 73125. Recommendations must be received by the Company at least 90 days prior to the meeting at which the Election of Directors will take place. Recommendations should include the individual's name, mailing address, experience and a signed consent to serve. The Nominating Committee consists of four independent non-employee directors:
Earnest H. Clark, Jr. (Chairman), Robert S. Kerr, Jr., William C. Morris and Farah M. Walters. Frank A. McPherson is an ex-officio member. The Committee met three times during 1994.

     The Executive Compensation Committee reviews the salaries and incentive pay awards as recommended by the Chief Executive Officer for all officers of the Company and its subsidiaries and recommends to the full Board such changes as it may deem appropriate. It also administers the Annual Incentive Compensation Plan, the Long Term Incentive Program, the Executive Deferred Compensation Plan and the Supplemental Executive Retirement Plan. The Executive Compensation Committee recommends but does not fix the cash compensation of the Chief Executive Officer. The cash compensation of the Chief Executive Officer is determined by all of the independent non-employee directors. The Executive Compensation Committee consists of four independent non-employee directors:
Bennett E. Bidwell (Chairman), Martin C. Jischke, John J. Murphy and John J. Nevin. The Committee met four times in 1994.

     The Finance Committee reviews the annual budget, such other budget and financial matters as may be requested, and strategy as may be required. The Finance Committee consists of four independent non-employee directors: John J. Nevin (Chairman), Bennett E. Bidwell, William C. Morris and John J. Murphy. The Committee met twice in 1994.

SECURITY OWNERSHIP

     The following table sets forth the number of shares of Common Stock beneficially owned by each director, each of the executive officers named in the Summary Compensation Table, and by all directors and officers as a group as of December 31, 1994 and the percentage represented by such shares of the total Common Stock outstanding on that date:

                                                              COMMON STOCK
                                                            AMOUNT AND NATURE          PERCENT OF
                     NAME OR GROUP                       OF BENEFICIAL OWNERSHIP         CLASS
- -------------------------------------------------------  -----------------------       ----------
Bennett E. Bidwell.....................................            1,648(1)               *
Earnest H. Clark, Jr...................................              100
L. R. Corbett..........................................           48,129(4)(5)
Martin C. Jischke......................................              957(1)
Robert S. Kerr, Jr.....................................           55,892(2)(3)
Frank A. McPherson.....................................          147,103(4)(5)
William C. Morris......................................           11,200
John J. Murphy.........................................              751
John J. Nevin..........................................            1,500
C. C. Stewart, Jr......................................           46,739(4)(5)
Farah M. Walters.......................................              958(1)
John C. Linehan........................................           62,233(4)(5)
Tom J. McDaniel........................................           21,434(4)(5)
All directors and executive officers as a group,
  including those named above..........................          635,861(4)(5)            1.23%

- ---------------

 * The percentage of shares beneficially owned by any director, nominee or executive officer does not exceed one percent.

(1) Consists of shares held by the Stock Deferred Compensation Plan for Non-Employee Directors.

(2) Includes (i) 7,200 shares held in a trust of which Mr. Kerr is a co-trustee and one of four donors, the corpus of which reverts to the donors on the death of the beneficiary over which Mr. Kerr has power to vote and dispose
     (ii) 13,031 shares held in two trusts of which Mr. Kerr and his wife are co-trustees and (iii) 35,661 shares held by The Kerr Foundation, Inc. of which Mr. Kerr is Chairman of the Board of Trustees and President.

(3) Does not include (i) 120 shares held by Mr. Kerr's wife and (ii) 350 shares held in a trust for the benefit of one of Mr. Kerr's children of which Mr. Kerr's wife is the trustee; in all of which beneficial interest is disclaimed.

(4) Includes shares issuable upon the exercise of outstanding stock options, exercisable within 60 days of December 31, 1994, of 87,767 shares for Mr. McPherson, 40,066 shares for Mr. Corbett, 36,966 shares for Mr. Stewart, 47,600 shares for Mr. Linehan, 10,666 shares for Mr. McDaniel and 379,943 shares for all directors and executive officers as a group.

(5) Includes restricted stock awarded in 1992 to Mr. McPherson of 6,900 shares, Mr. Corbett of 1,450 shares, Mr. Stewart of 1,400 shares, Mr. Linehan of 2,250 shares, and Mr. McDaniel of 1,950 shares and 25,950 shares of restricted stock awarded in 1992 and 1993 to all directors and executive officers as a group pursuant to the Long Term Incentive Program and on which restrictions have not been removed.

                                   ITEM NO. 2

                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, an independent public accounting firm, has been selected as the Company's independent public accountants for 1995 in accordance with the recommendation of the Audit Committee. This firm served in the same capacity for the year ended December 31, 1994. Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The stockholders will be asked to ratify the appointment of Arthur Andersen LLP as independent public accountants for 1995. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                                   ITEM NO. 3

                    APPROVE THE LONG TERM INCENTIVE PROGRAM,
                      AS AMENDED AND RESTATED MAY 9, 1995

     Under the Long Term Incentive Program ("the Plan") approved by the stockholders at the 1988 annual meeting, the maximum number of authorized shares of Common Stock under the Plan was initially 1,000,000 shares and the Plan was amended in 1992 to increase the authorized shares by 790,000 in order to maintain 1,000,000 authorized shares. Currently, only 50,000 shares of Common Stock remain available under the Plan. Also, the current Plan provides that optionees must exercise an option within two years following the date of retirement or total disability.

     As a result of the limited number of shares of Common Stock remaining available for the Plan and the limited period for retirees and totally disabled employees to exercise an option, the shareholders are requested to authorize additional shares of Common Stock under the Plan to cover anticipated awards to be granted by the Company in the future in accordance with its normal compensation practices and to extend the exercise period for totally disabled employees and retirees. The Company continues to believe that awards are an important component of compensation and necessary to be competitive and to attract and retain outstanding executives and other key employees.

     The granting of awards under the provisions of the Plan, as amended and restated, will continue to be at the discretion of the Executive Compensation Committee. Employees who participate in the Plan are selected from among those key employees of the Company and its subsidiaries who, in the judgment of the Committee, may have a significant effect on the profitability and growth of the Company. Currently, the Plan covers approximately 175 employees and it is expected that the aggregate number of optionees under the Plan as amended and restated, will not exceed this number in the future. Grants of options under the Plan made during 1994 are shown in the table on page 14. Total options granted during 1994 under the Plan to all executive officers as a group were 211,700 shares and all employees other than executive officers as a group were 169,200 shares.

     The Company is proposing to amend the Plan to add 950,000 shares of Common Stock so that 1,000,000 shares of Common Stock will be available for the remaining term of the Plan and to extend the period that retirees and totally disabled optionees may exercise an option from two years to four years. With the approval of this amendment by the stockholders, the total number of shares, including shares awarded from 1987 through December 31, 2002, shall not exceed 2,740,000 shares of Common Stock.

                   DESCRIPTION OF LONG TERM INCENTIVE PROGRAM
                      AS AMENDED AND RESTATED MAY 9, 1995

     Introduction: The Kerr-McGee Corporation Long Term Incentive Program as Amended and Restated May 9, 1995 (the "Amended Plan") is designed to provide an incentive element of compensation that aligns key employees with the interest of the stockholders. The Amended Plan is also designed to enhance the Company's ability to retain these key employees and to attract outstanding prospective employees.

     The Amended Plan includes provisions which provide for the grant or award of (a) stock options, (b) stock appreciation rights, (c) restricted stock and
(d) performance awards. The full text of the Amended Plan appears as Exhibit A to this Proxy Statement. This summary of the Amended Plan which appears below is qualified by reference to the full text of the Amended Plan.

     Term: Initially the Plan was effective as of July 1, 1987, and the Amended Plan will terminate on December 31, 2002, unless earlier terminated by the Board of Directors. Termination of the Amended Plan will not affect grants made prior to termination, but grants will not be made after termination.

     Administration: The Amended Plan is administered by the Executive Compensation Committee. Subject to the terms of the Amended Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Executive Compensation Committee, consistent with the terms of the Amended Plan, will have authority (i) to select employees to participate in the Amended Plan, (ii) to determine the form and terms of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Amended Plan, (iii) to adopt rules and regulations with respect to the administration of the Amended Plan, and (iv) to amend or rescind such rules and regulations, and make such other determinations authorized under the Amended Plan, as the Executive Compensation Committee deems necessary or appropriate.

     Eligibility: Employees who participate in the Amended Plan will be selected by the Executive Compensation Committee from among those key employees of the Company and its subsidiaries who, in the judgment of the Executive Compensation Committee, may have a significant effect on the profitability and growth of the Company. Employees who are selected to receive one of the forms of compensation provided for under the Amended Plan will not automatically be selected to receive another from of compensation unless such selection is specified by the Executive Compensation Committee or provided for by the terms of the Amended Plan.

     Securities Subject to the Program: Shares totaling 1,740,000 as of January 31, 1995 have been awarded under the Plan. The number of shares of Common Stock which may be issued under the

Amended Plan during its remaining term may not exceed 1,000,000. If any stock option granted pursuant to the Amended Plan terminates, expires or lapses, or any restricted shares of Common Stock granted pursuant to the Amended Plan are forfeited, any shares of Common Stock subject to such option or so forfeited shall again be made available for grant unless, in the case of stock options granted under the Amended Plan, related stock appreciation rights have been exercised. In the event of any increases or decreases in the number of issued and outstanding shares of Common Stock, pursuant to stock splits, mergers, reorganizations, recapitalization, stock dividends or other events described under the terms of the Amended Plan, the Executive Compensation Committee shall make appropriate adjustments to the number of shares subject to grants or awards theretofore made to participants, in the exercise price per share of stock options theretofore granted to participants and in the number and kinds of shares which may be distributed under the Amended Plan. Appropriate adjustments shall also be made by the Executive Compensation Committee in the terms of stock appreciation rights to reflect any change with respect to the number of issued and outstanding shares of Common Stock.

     Stock Options: The Amended Plan authorizes grants of stock options to eligible employees from time to time as determined by the Executive Compensation Committee. Subject to the provisions of the Amended Plan, the Executive Compensation Committee may grant options under the Amended Plan for such number of shares and having such terms as the Executive Compensation Committee shall designate. Under the terms of the Amended Plan, the Executive Compensation Committee shall specify whether or not any option is intended to be an incentive stock option ("ISO") as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or a non-statutory or nonqualified stock option ("Nonqualified Stock Option"). The aggregate value of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all Company plans may not exceed $100,000. Each stock option shall have an exercise price that is not less than the fair market value of the Common Stock on the date the option is granted. Nonqualified Stock Options may not be exercised more than ten years and one day from the date of grant and ISOs may not be exercised more than ten years from the date of grant. The Executive Compensation Committee may establish dates on which installment portions of an option may be exercisable during the term of the option. The Executive Compensation Committee may also accelerate the time at which installment portions of an outstanding option may be exercisable. Except as described below with regard to certain tender offers, no option will be exercisable within six months of the date of grant.

     Payment for shares received upon exercise of a stock option may be made in cash, shares of Common Stock, shares of Common Stock subject to restrictions under the terms of the Amended Plan, a combination of the foregoing, or in such other manner as the Executive Compensation Committee determines.

     In the event an optionee's employment is terminated by reason of disability or retirement, any outstanding option that was exercisable at the time of such optionee's disability or retirement shall be exercisable within the period, not to exceed four years, specified by the Executive Compensation Committee. In the event of an optionee's death while in the employ of the Company or within three months after the termination of employment, any outstanding option that was exercisable at the time of the optionee's death shall be exercisable for one year thereafter by the executor or administrator of the deceased optionee's estate. In the event an optionee ceases to be an employee for any reason other than death, disability or retirement, any outstanding option may not be exercised more than three months after the date of such event. Under no circumstances will any option be exercisable after it has terminated or expired.

     An option may provide that it will become fully exercisable in the event of the commencement of a tender offer for the Company which, if successful, would result in the offeror owning 25% or more of the outstanding Common Stock. If an optionee and the Company have so agreed, an option shall be automatically repurchased by the Company at its fair market value if any person has made a successful tender offer for the Common Stock which, together with shares then owned by such person, would constitute 25% or more of the outstanding shares of Common Stock. Generally, the purchase price will be the difference between the tender offer price and the exercise price of the option.

     Stock Appreciation Rights: The Amended Plan also authorizes the Executive Compensation Committee to affix stock appreciation rights ("SARs") to stock options either at the time the option is granted or at any date (prior to the option's expiration) thereafter. SARs provide an optionee the right to surrender all or a portion of an option and receive from the Company a payment, in shares of Common Stock, cash, or a combination thereof, equal to the excess of the fair market value of the shares of Common Stock for which the SAR is exercised over the aggregate option exercise price of such shares under the related option at the time of surrender. In addition, each outstanding SAR will be automatically exercised on the day prior to the expiration of the related option if the fair market value of the Common Stock on such date exceeds the relevant option exercise price. SARs are exercisable only to the extent that the related options are exercisable. The exercise of any option will result in an immediate forfeiture of its related SAR, and the exercise of an SAR will cause an immediate forfeiture of its related option.

     Restricted Stock: The Amended Plan provides that shares of Common Stock subject to certain restrictions may be awarded to eligible employees under the Amended Plan from time to time as determined by the Executive Compensation Committee. The Executive Compensation Committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions, and any circumstance under which restricted shares will be forfeited. Restricted shares will be deposited with the Company during the period of any restriction thereon and, except as otherwise provided by the Executive Compensation Committee during any such period of restriction, recipients shall have all of the rights of a holder of Common Stock, including but not limited to the right to receive dividends and voting rights. In the event of a change in control of the Company (any person acquires 25% or more of the outstanding Common Stock), restrictions on shares of restricted stock shall lapse effective on the date of the change in control. The Executive Compensation Committee may establish rules concerning the termination of employment of a recipient of restricted Common Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

     Long Term Performance Awards: The Amended Plan permits the Executive Compensation Committee to grant performance awards to eligible employees under the Amended Plan from time to time as determined by the Executive Compensation Committee. The Executive Compensation Committee presently intends to limit the grant of performance awards to only the Company's most senior management. Performance awards may include performance units (i.e., award units valued by reference to financial measures or property other than Common Stock) and performance shares (i.e., award amounts valued by reference to shares of Common Stock.)

     Under the terms of the Amended Plan, the Executive Compensation Committee will establish the time periods (of not less than one year) over which performance will be measured (the "Performance Period") and the criteria to be used by the Executive Compensation Committee to evaluate the Company's performance with respect to each Performance Period. Such criteria may include financial or operating measures of the Company (such as return on equity, return on assets, earnings per share or others as established by the Executive Compensation Committee), or may be based on the Company's performance compared to one or more selected companies. Payment of earned performance awards may be made to participants in cash, shares of Common Stock, restricted Common Stock, other property or a combination of the foregoing as determined by the Executive Compensation Committee. In the event of a change in control of the Company (a person acquires 25% or more of the outstanding Common Stock) during a Performance Period, a participant shall earn no less than the number of performance shares or performance units he or she would have earned if the Performance Period had ended on the date of the change in control.

     Amendment: The Board may at any time terminate or amend the Amended Plan in any respect, except that the Board may not, without further approval of the stockholders of the Company, amend the Amended Plan so as to (i) increase the number of shares of Common Stock which may be issued under the Amended Plan (except for adjustments in the number of shares permitted with respect to certain mergers, consolidations or recapitalization as described under "STOCK OPTIONS" above) or change terms of the Amended Plan relating to the establishment of the exercise prices under options granted; (ii) materially modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to participants under the Amended Plan; (iv) extend the duration of the Amended Plan beyond December 31, 2002; or (v) increase the maximum dollar amount of Incentive Stock Options which an individual optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Amended Plan shall, without the consent of the optionee or participant in the Amended Plan, alter or impair any of the rights or obligations under any options or other rights theretofore granted such person under the Amended Plan.

     Federal Income Tax Effects: The federal income tax consequences applicable to the Company in connection with ISOs, Nonqualified Stock Options, SARs, restricted stock or performance awards are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to restricted stock, stock options, SARs or performance awards, as follows:

          (a) Payments in respect of performance awards: Any cash and the fair market value of any Common Stock received as payments in respect of performance awards under the Amended Plan will constitute ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same amount.

          (b) "ISOs": The grant of an ISO will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the Common Stock acquired over the option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the Common Stock acquired within one year after its receipt (or within two years after the date the option was granted), gain or loss realized on the subsequent disposition of the Common Stock will be treated as a long-term capital gain or loss and the Company will not be entitled to any deduction. Under present law, long-term capital gains are taxed at a maximum rate of 28%, capital losses of individuals continue to be deductible only against capital gains and a limited amount of ordinary income. If the optionee disposes of the Common Stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the Common Stock on the date of exercise will be taxed to the optionee as capital gain.

          (c) Nonqualified Stock Options: The grant of a non-qualified Stock Option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a Nonqualified Stock Option, the optionee will generally realize ordinary income. The Company will be entitled to a deduction at the same time as, and equal in amount to, the income realized by the optionee.

          (d) Stock Appreciation Rights: Upon the exercise of any SAR, any cash received and the fair market value on the exercise date of any Common Stock received will constitute ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time.

          (e) Restricted Stock: An employee generally will not realize taxable income upon an award of restricted stock. However, an employee who receives restricted stock, either as a grant or in payment of a performance award, will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the Common Stock at the time of such lapse unless the employee elects to realize ordinary income on the date of grant of the Common Stock. At the time the employee realizes ordinary income, the Company will be entitled to a deduction in the same amount as the ordinary income realized by the employee.

     Approval of the Amended Plan: Adoption of the Amended Plan will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting; provided a majority of the outstanding shares votes on the proposal. Therefore, the following resolution will be submitted to the stockholders at the 1995 annual meeting:

          RESOLVED, THAT THE STOCKHOLDERS HEREBY APPROVE AND RATIFY THE LONG TERM INCENTIVE PROGRAM AS AMENDED AND RESTATED MAY 9, 1995, THERETOFORE ADOPTED BY THE BOARD OF DIRECTORS. A COPY OF THE AMENDED PLAN IS ATTACHED AS EXHIBIT A TO THE PROXY STATEMENT.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED KERR-MCGEE CORPORATION LONG TERM INCENTIVE PROGRAM AS AMENDED AND RESTATED MAY 9, 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers for services rendered in all capacities as of the end of the fiscal years ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                          LONG TERM COMPENSATION
                                                                  AWARDS
                                                         -------------------------
                                                                          NO. OF
                                                                        SECURITIES
                                   ANNUAL COMPENSATION    RESTRICTED    UNDERLYING
    NAME AND PRINCIPAL             -------------------      STOCK        OPTIONS/       ALL OTHER
         POSITION           YEAR    SALARY     BONUS     AWARDS(1)(2)    SARS(3)     COMPENSATION(4)
- -------------------------   ----   --------   --------   ------------   ----------   ---------------
Frank A. McPherson,         1994   $589,000   $150,000          -0-       40,000         $35,340
Chairman of the Board       1993   $584,077        -0-          -0-       40,200         $35,045
and Chief Executive         1992   $530,000        -0-     $253,144       16,600         $31,500
Officer
L. R. Corbett,              1994   $296,167   $ 75,000          -0-       20,000         $17,770
Group Vice President        1993   $249,231        -0-          -0-       12,900         $14,954
                            1992   $233,865        -0-     $ 53,197        2,400         $14,032
C.C. Stewart, Jr.,          1994   $296,167   $ 75,000          -0-       20,000         $17,770
Group Vice President        1993   $249,231        -0-          -0-       12,900         $14,954
                            1992   $231,781        -0-     $ 51,363        2,400         $13,907
John C. Linehan,            1994   $270,000   $ 65,000          -0-       18,000         $16,200
Senior Vice President       1993   $268,077        -0-          -0-       12,900         $16,085
and Chief Financial         1992   $247,244        -0-     $ 82,547        3,800         $14,835
Officer
Tom J. McDaniel,            1994   $250,000   $ 65,000          -0-       12,000         $15,000
Senior Vice President       1993   $208,538        -0-          -0-        8,600         $12,512
and Secretary               1992   $192,749        -0-     $ 71,541        2,100         $11,565

- ---------------

(1) The value of the restricted stock awards is based upon the closing price of the Company's Common Stock on the New York Stock Exchange on the grant date.

(2) As of December 31, 1994 the above executive officers owned the aggregate number of shares of restricted stock, as follows, having the indicated market value, based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1994. Holders of restricted stock are entitled to receive dividends. All shares listed below vested in January 1995.

                                                                  RESTRICTED STOCK
                                                           ------------------------------
                             NAME                          NUMBER OF SHARES       VALUE
    -----------------------------------------------------------------------     ---------
    Frank A. McPherson.....................................       6,900         $ 319,100
    L. R. Corbett..........................................       1,450         $  67,000
    C. C. Stewart, Jr......................................       1,400         $  64,800
    John C. Linehan........................................       2,250         $ 104,100
    Tom J. McDaniel........................................       1,950         $  90,200

(3) The Company has never granted free-standing SARs and has not granted tandem SARs since January 1991.

(4) Consists entirely of 401(K) Company contributions pursuant to the Savings Investment Plan and amounts contributed under the nonqualified benefits restoration plan. Company contributions pursuant to the Savings Investment Plan for 1994 were $9,000 each to Messrs. McPherson, Corbett, Stewart, Linehan and McDaniel. Amounts contributed under the nonqualified benefits restoration plan for 1994 on behalf of Messrs. McPherson, Corbett, Stewart, Linehan and McDaniel were $26,340, $8,770, $8,770, $7,200 and $6,000, respectively. The amounts contributed by the Company to the Kerr-McGee Corporation Benefits Restoration Plan on behalf of such persons are identical to the amounts which would have been contributed pursuant to the Savings Investment Plan except for Code limitations.

STOCK OPTIONS

     The following table contains information concerning stock options granted during the fiscal year ended December 31, 1994 to the five most highly compensated executive officers of the Company:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             PERCENT OF
                                NO. OF         TOTAL
                              SECURITIES    OPTIONS/SARS                                   GRANT
                              UNDERLYING     GRANTED TO    PER SHARE                       DATE
                             OPTIONS/SARS   EMPLOYEES IN   EXERCISE      EXPIRATION       PRESENT
           NAME               GRANTED(1)    FISCAL YEAR      PRICE          DATE         VALUE(2)
- ---------------------------  ------------   ------------   ---------  -----------------  ---------
Frank A. McPherson.........     40,000          10.5%      $ 46.8750   January 11, 2004  $ 484,000
L. R. Corbett..............     20,000           5.3%      $ 46.8750   January 11, 2004  $ 242,000
C.C. Stewart, Jr...........     20,000           5.3%      $ 46.8750   January 11, 2004  $ 242,000
John C. Linehan............     18,000           4.7%      $ 46.8750   January 11, 2004  $ 217,800
Tom J. McDaniel............     12,000           3.2%      $ 46.8750   January 11, 2004  $ 145,200

- ---------------
(1) All stock options granted in 1994 were nonqualified stock options. The exercise price per share is 100% of the fair market value of a share of Common Stock on the date of grant. No option expires more than ten years from the date of grant. At or after the grant of an option, the Executive Compensation Committee may, in its discretion, grant a participant a SAR. A SAR is only exercisable during the term of the associated option. No SARs were granted in 1994. Options may also provide that, upon the commencement of any tender offer for at least 25% of the outstanding Common Stock, all options and any accompanying SARs held for more than six months shall become immediately exercisable in full. If an optionee and the Company have previously agreed, the option shall be automatically repurchased by the Company at its fair market value if any person has made a successful tender offer for the Common Stock which, together with shares then owned by such person, would be 25% or more of the outstanding shares of Common Stock. The purchase price will generally be the difference between the tender offer price and the exercise price of the option. All executive officers of the Company have agreed to this automatic repurchase provision with respect to all their options.

(2) The present value was computed in accordance with the Black-Scholes option pricing model, as permitted by the rules of the Securities and Exchange Commission. The Company believes, however, that it is not possible to accurately determine the value of options at the time of grant using any model, including Black-Scholes, since any valuation depends upon numerous assumptions. The model assumes: (a) an option term of ten years; (b) an interest rate of 5.75% that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option term; (c) volatility calculated using daily stock prices for the year prior to the grant date; and (d) dividends at the rate of $1.52 per share, the total amount of dividends paid with respect to a share of stock in 1994.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information for the named executives with respect to unexercised options/SARs held as of December 31, 1994. None of such officers exercised any options/SARs during 1994.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                            NUMBER OF SECURITIES
                                           UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                               OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS
                                              DECEMBER 31, 1994              AT DECEMBER 31, 1994(1)
                                        -----------------------------     -----------------------------
                  NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------------------------------------     -------------     -----------     -------------
Frank A. McPherson......................    68,900          72,334         $ 283,315         $52,919
L. R. Corbett...........................    32,600          29,400         $ 324,813         $ 7,650
C.C. Stewart, Jr........................    29,500          29,400         $  22,188         $ 7,650
John C. Linehan.........................    40,333          27,867         $ 395,784         $12,116
Tom J. McDaniel.........................     5,966          18,434         $  19,550         $ 6,694

- ---------------

(1) Options/SARs are "in-the-money" if the fair market value of the Common Stock exceeds the exercise price. At December 31, 1994, the closing price of the Common Stock on the New York Stock Exchange was $46.25.

RETIREMENT PLANS

     The Company maintains retirement plans for all employees, including officers. The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit pension plan, as well as the nonqualified benefits restoration plan that provides benefits that would otherwise be denied participants by reason of certain Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                             RETIREMENT PLAN TABLE

AVERAGE ANNUAL                            15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
 COMPENSATION                             SERVICE     SERVICE     SERVICE     SERVICE     SERVICE
- --------------                            --------    --------    --------    --------    --------
  $250,000.............................   $ 58,178    $ 77,570    $ 96,963    $116,356    $135,748
  $300,000.............................   $ 70,178    $ 93,570    $116,963    $140,356    $163,748
  $350,000.............................   $ 82,178    $109,570    $136,963    $164,356    $191,748
  $400,000.............................   $ 94,178    $125,570    $156,963    $188,356    $219,748
  $450,000.............................   $106,178    $141,570    $176,963    $212,356    $247,748
  $500,000.............................   $118,178    $157,570    $196,963    $236,356    $275,748
  $550,000.............................   $130,178    $173,570    $216,963    $260,356    $303,748
  $600,000.............................   $142,178    $189,570    $236,963    $284,356    $331,748
  $650,000.............................   $154,178    $205,570    $256,963    $308,356    $359,748
  $700,000.............................   $166,178    $221,570    $276,963    $332,356    $387,748

     Covered compensation under the retirement plans consists of salary and bonus as reflected in the Summary Compensation Table plus pre-tax Section 125 and 401(k) benefit contributions, as reflected under All Other Compensation in the Summary Compensation Table, based on the highest 36 consecutive months over the previous 120 months prior to retirement. Amounts shown have been computed on a straight-life annuity basis. As of December 31, 1994, Mr. McPherson had 32 years of credited service; Mr. Corbett -- 9; Mr. Stewart -- 4; Mr. Linehan -- 9; and Mr. McDaniel -- 10.

     Pursuant to the Company's Supplemental Executive Retirement Plan ("SERP"), adopted effective January 1, 1991 and revised May 3, 1994, certain key senior executives are eligible to receive supplemental retirement benefits. The SERP is a defined benefits plan and is administered by the Executive Compensation Committee (the "Committee"). Management recommends to the Committee employees for participation in the SERP and the Committee then selects the participants. Eligible employees may receive benefits under the SERP upon retirement on or after age 62, upon retirement prior to age 62 if the employee is disabled or dies or, upon a change of control of the Company if termination of service from the Company occurs under certain circumstances. Benefits under the SERP equal a specified percentage of an eligible employee's final average monthly compensation at retirement in the form of a monthly income for life payable as an actuarially equivalent tax equalized lump sum. Generally, the SERP benefit at retirement is calculated by determining (i) the eligible employee's final average monthly compensation multiplied by a percentage based on years of Company service minus (ii) the sum of the anticipated monthly amounts payable to the eligible employee as a primary social security benefit and monthly amounts payable under the Company's qualified and nonqualified defined benefit pension plans. The plan provisions establish a minimum benefit for employees who were participants before May 3, 1994, regardless of the years of Company service.

     The percentage of final average monthly compensation used to determine the SERP benefit ranges from 40% to 70%, depending on when the executive became a participant in the SERP, the age at which the employee retires, and the reason for the retirement. As of December 31, 1994, the estimated lump sum SERP benefit payable upon retirement for the executive officers named in the Summary Compensation Table, assuming (i) retirement at age 62 and (ii) salaries are maintained at their current level, is: Mr. McPherson -- $1,072,088; Mr.
Corbett -- $783,557; Mr. Stewart -- $493,994; Mr. Linehan -- $579,125; and Mr.
McDaniel -- $799,169.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Corbett, Linehan, McDaniel and certain other executive officers not named in the Summary Compensation Table (the "Employment Agreements"). The Employment Agreements will expire on January 31, 1996 and presently provide for minimum annual salaries of $300,000 for Mr. Corbett, $270,000 for Mr. Linehan and $250,000 for Mr. McDaniel. See "Change of Control Arrangements," below. Mr. McPherson and Mr. Stewart do not have employment agreements.

CHANGE OF CONTROL ARRANGEMENTS

     With respect to Messrs. McPherson, Corbett, Stewart, Linehan and McDaniel as well as certain other executive officers, the Company has agreed to provide certain benefits in the event of a "change of control" (as defined) of the Company. If a change of control of the Company occurs, the executive whose employment is subsequently terminated for any reason other than death, disability or "cause" (as defined), or who subsequently terminates employment for "good reason" (as defined), will be entitled to receive a maximum lump sum cash payment equal to three times the executive's annual base salary. Additionally, upon such termination, the executive will be entitled to receive amounts that he or she would otherwise have been entitled to under the SERP with the specified percentage multiplier being the greater of 70% or the amount as determined when the SERP is calculated using the eligible employee's service, as described under "Retirement Plans," above. The Company also has made provision under its Benefits Restoration Plan for the crediting of additional years of age and service to certain executive officers, including those named in the Summary Compensation Table, whose employment is terminated under the circumstances described above following a change of control of the Company. If an executive who has been granted options and the Company have previously agreed, options shall be automatically repurchased by the Company if any person has made a successful tender offer for the Common Stock which, together with shares then owned by such person, would be 25% or more of the outstanding shares of Common Stock. The purchase price will generally be the difference between the tender offer price and the exercise price of the options. All executive officers of the Company have agreed to this automatic repurchase provision with respect to all their options. In addition, in the event any person acquires 25% or more of the outstanding Common Stock, restrictions on shares of restricted stock shall lapse.

                        REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee ("Committee") is comprised of four independent non-employee directors and is responsible for administering compensation programs that make it possible for the Company to attract and retain men and women with the skills and attitudes necessary to provide the Company with a fully competitive and capable management.

     The Committee reviews the salaries and incentive pay awards as recommended by the Chief Executive Officer for the officers of the Company. It recommends to the full Board such changes as it may deem appropriate. The Committee recommends, but does not fix the cash compensation of the Chief Executive Officer, which is determined by all of the independent non-employee directors. Set forth below is the report on the Company's executive compensation policies for 1994 and how they affected the Company's Chief Executive Officer and the Company's other officers (including the four other highest paid officers).

     The Company seeks to provide fully competitive levels of total compensation for its key executives through a mix of base salaries, short-term incentives, long-term incentives and other benefits. The Committee believes that incentive or "at risk" compensation is a key ingredient in motivating executive performance to maximize shareholder value and align executive performance with company objectives. To promote this, it is the Committee's intention to strengthen the Company's incentive programs in 1995. Total compensation is targeted to be competitive at the median level of a peer group of comparable energy and chemical companies, which includes companies constituting the S&P Oil Domestic Integrated Index referred to in the Performance Graph on page 20, as well as other comparable energy and chemical companies ("The Comparison Group").

BASE SALARIES

     In determining base salaries for executive officers, the Committee annually evaluates the executives' positions within the respective salary range. A job grade is assigned to each executive based upon level of job responsibility. Salary ranges for job grades are reviewed annually and adjusted as may be necessary based on recognizing the results of competitive studies of The Comparison Group. The Committee's policy is to set executive officers' base salaries at or near the median of salaries provided by the peer group to enable the Company to be competitive and to attract and retain key executives. When salary increases are made, the Committee also takes into consideration, although no specific weight is assigned to any individual factor, the individual's performance based on the CEO's evaluation of the executive officer's performance, the Committee's evaluation of the CEO's performance and all executive officer's current and prior job related experience. As described under "Employment Agreements" on page 16, certain executives have employment agreements with the company which provide for minimum annual salaries equal to their current salary.

SHORT-TERM INCENTIVES

     The Company's Annual Incentive Compensation Plan provides an opportunity for key employees to earn supplemental incentive compensation each year if the Company's financial targets are met or exceeded. Before supplemental incentive awards are made, the Company must earn a minimum return on average capital employed ("ROACE") established by the Committee at the beginning of the year. For 1994, the threshold ROACE was exceeded and incentive compensation awards were paid. The size of the award is directly related to the amount by which the threshold ROACE is exceeded and the position and performance of the individual executive officer. The awards for Mr. McPherson and the four other highest paid officers are set forth in the Summary Compensation Table. The total awards granted corporate officers in any given year may not exceed 1.7% of pre-tax income, before extraordinary/unusual items.

LONG-TERM INCENTIVES

     The Company's stockholders have approved the use of restricted stock awards and stock options to provide long-term incentives for the Company's key executives. The Committee believes that the use of stock options and stock awards provides a direct relationship between the executives' compensation and the stockholders' interests and is an important key employee retention tool that rewards long term management performance measured by corporate results. Stock options provide value for the executive only when there is an increase in stock price which also results in increasing the value to the stockholders. The aggregate value of stock options granted to each executive officer, including the Chief Executive Officer, is based upon a percentage of the individual's salary. The percentage is set annually by the Committee after considering independent consulting firm surveys and reports as to the size of competitive awards made within the Company's industries, as well as the individual's level of responsibility and a subjective performance evaluation. The amount and terms of prior awards were also considered by the Committee when making 1994 awards. No restricted stock awards were made in 1994. The number of stock options granted in 1994 to Mr. McPherson and the four other highest paid officers is set forth in the Option/SAR Grants in the Last Fiscal Year Table.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is determined in accordance with the policies described above. Mr. McPherson's base salary for 1994 considers competitive salaries of CEOs within The Comparison Group. Mr. McPherson's annual salary was last increased in February 1993 to $589,000.

     Mr. McPherson earned a 1994 Annual Incentive Award as set forth in the Summary Compensation Table and was awarded stock options under the Long Term Incentive Program. In determining the stock options, the Committee evaluated the stock awards granted to CEOs by the peer group of companies, the timing and size of prior awards, as well as Mr. McPherson's past individual performance in a difficult energy and chemical business environment, his continued contribution to the Company's long term strategic plan and focusing the Company on core businesses, the Company's performance in achieving the eighth consecutive yearly increase in oil and natural gas production on a barrel-equivalent basis, the seventh year in a row in which oil and gas reserve additions exceeded production on a barrel-equivalent basis, a reduction of oil and gas lifting costs for the fourth straight year, record production from the Company's coal operations, and a significant increase in titanium dioxide pigment volume. No specific weight was assigned by the Committee to any individual factor.

FEDERAL INCOME TAX DEDUCTIBILITY

     The Company has not yet adopted a policy regarding the $1 million annual limitation on the deduction by the Company of compensation paid to any executive officer for federal income tax purposes. However, the Company has determined that the impact of such limitation will be immaterial to the Company with respect to 1995. The Company is evaluating the Code requirements and the proposed tax regulations.

Submitted by:

EXECUTIVE COMPENSATION COMMITTEE

Bennett E. Bidwell, Chairman
Martin C. Jischke
John J. Murphy
John J. Nevin

OTHER INDEPENDENT NON-EMPLOYEE DIRECTORS

Earnest H. Clark, Jr.
Robert S. Kerr, Jr.
William C. Morris
Farah M. Walters

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Oil Domestic Integrated Index for the period of five years commencing January 1, 1990 and ending December 31, 1994.

               "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN"
                           "KERR-MCGEE CORPORATION,"
                      "S&P OIL DOMESTIC INTEGRATED INDEX"

                             STOCKHOLDER PROPOSALS

                                   [GRAPH]

     Stockholder proposals for the 1996 annual meeting must be received at the principal executive offices of the Company not later than December 5, 1995.

                            EXPENSE OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Georgeson & Co. for a fee of $13,500 plus out-of-pocket expenses. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail, through telephonic or telegraphic communications, or through meetings with stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

                       OWNERSHIP OF STOCK OF THE COMPANY

     To the best of the Company's knowledge, no person beneficially owned more than 5% of any class of the Company's outstanding voting securities at the close of business on March 17, 1995 except as set forth below:

                                                                   AMOUNT AND
                                                                   NATURE OF
            TITLE                   NAME AND ADDRESS OF            BENEFICIAL       PERCENT
           OF CLASS                   BENEFICIAL OWNER             OWNERSHIP        OF CLASS
- ------------------------------ ------------------------------      ----------       --------
Common Stock.................. State Street Bank and Trust         3,227,315(1)        6.2%
                               Company, 225 Franklin St.,
                               Boston, MA 02110
Common Stock.................. Lazard Freres & Co.,                3,088,405(2)        6.0%
                               One Rockefeller Plaza,
                               New York, NY 10020
Common Stock.................. Wellington Management Company       3,157,960(3)       6.11%
                               75 State Street,
                               Boston, MA 02109

- ---------------

(1) Based on a Schedule 13G for the year ending December 31, 1994, State Street Bank and Trust Company has sole voting power over 377,008 shares, shared voting power over 2,716,678 shares, sole dispositive power over 503,547 shares and shared dispositive power over 2,712,968 shares. Included in these totals are shares the reporting person holds as Trustee of the Company's Employee Stock Ownership Plan for the benefit of the Plan participants. The decisions with respect to the voting and disposition are made by the Plan participants.

(2) Based on a Schedule 13G for the year ending December 31, 1994, Lazard Freres & Co. has sole voting power over 2,446,030 shares and sole dispositive power over 3,083,305 shares. This Reporting Person holds no shares over which it has shared voting or shared dispositive power.

(3) Based on a Schedule 13G for the year ending December 31, 1994 Wellington Management Company has shared voting power over 1,475,630 shares and shared dispositive power over 3,157,960 shares. This Reporting Person holds no shares over which it has sole voting or sole dispositive power.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all applicable Section 16(a) filing requirements were complied with.

                                 OTHER MATTERS

     The Company does not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named on the enclosed proxy will vote said proxy therein in their discretion.

                                                       TOM J. MCDANIEL
                                                          Secretary

                                                                       EXHIBIT A

                             KERR-MCGEE CORPORATION

                          LONG TERM INCENTIVE PROGRAM
                            AS AMENDED AND RESTATED
                                  MAY 9, 1995

1. PURPOSE

     The purpose of the Kerr-McGee Corporation Long Term Incentive Program (the "Plan") is to provide incentive opportunities for key employees and to increase their personal financial identification with the interests of the Company's stockholders. The Plan includes provisions for stock options and stock and performance related awards.

2. DEFINITIONS

     (a) "Award" shall mean the award which an LTPP Participant is entitled to receive under the Long Term Performance Plan (the "LTPP").

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Company" shall mean Kerr-McGee Corporation and any successor corporation by merger or otherwise.

     (e) "Committee" shall mean the committee of the Board referred to in
Section 3 hereof as appointed from time to time, and consisting of not less than three Board members. Each member of the Committee shall be a "disinterested person" as that term is defined in Rule 16(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     (f) "Employee" shall mean any person employed by the Company or a Subsidiary on a full-time salaried basis, including officers and employee directors thereof.

     (g) "Fair Market Value" of Stock shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions for that date. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the mean of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date.

     (h) "Incentive Stock Option" or "ISO" shall mean an Option grant which meets or complies with the terms and conditions set forth in Section 422A of the Code and Treasury regulations.

     (i) "Indicators of Performance" shall mean the criteria used by the Committee to evaluate the Company's performance with respect to each Performance Period as described in Section 10(b) of this Plan.

     (j) "Long Term Performance Plan Participant" or "LTPP Participant" shall mean any eligible Employee so designated by the Committee.

     (k) "Option" or "Stock Option" shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.

     (l) "Optionee" shall mean an Employee who has received a Stock Option granted under the Plan.

     (m) "Performance Period" shall mean a period established by the Committee of not less than one year, at the conclusion of which settlement will be made with an LTPP Participant with respect to the Award.

     (n) "Restricted Stock" shall mean Stock which is issued pursuant to Section 9 of the Plan.

     (o) "Restriction Period" shall mean that period of time as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee.

     (p) "Retirement" shall mean retirement under a retirement program of the Company or a Subsidiary.

     (q) "Stock" shall mean the common stock of the Company.

     (r) "Stock Appreciation Right" or "SAR" shall mean a right granted in connection with an Option in accordance with Section 8 of the Plan.

     (s) "Subsidiary" shall mean any corporation, a majority of the voting stock of which is "beneficially owned" (as that term is defined in the Securities Exchange Act of 1934 and its accompanying regulation), either directly or indirectly, by the Company.

     (t) "Total Disability" and "Totally Disabled" shall normally have such meaning as that defined under the Company's group insurance program covering total disability and determinations of Total Disability normally shall be made by the insurance company providing such coverage on the date on which the employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. In the absence of such insurance plan or company, or at the sole discretion of the Committee, the Committee shall make such determination.

3. ADMINISTRATION

     Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Options or Stock Appreciation Rights or the Restricted Stock Plan or the Long Term Performance Plan as it deems necessary or advisable.

     Each determination, interpretation, or other action made or taken pursuant to the Plan by the Committee and/or the Board shall be final and shall be binding and conclusive for all purposes and upon all persons.

4. ELIGIBILITY

     Those Employees who, in the judgment of the Committee, may have a significant effect on the profitability and growth of the Company, shall be eligible to receive Options, Stock Appreciation Rights, grants of Restricted Stock and Awards under the Plan.

5. MAXIMUM SHARES AVAILABLE

     The Stock to be distributed under the Plan may be either authorized and unissued shares or issued shares of the Company, but grants of Restricted Stock shall be made in treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs, issued as Restricted Stock or issued under the Long Term Performance Plan shall not exceed, in the aggregate, two million seven hundred forty thousand (2,740,000) shares. Stock subject to an Option which for any reason is cancelled or terminated without having been exercised, or Stock awarded as Restricted Stock which is forfeited, shall again be available for grants and Awards under the Plan. Stock not issued because the holder of any Option exercises the accompanying SAR shall not again be subject to award by the Committee.

6. STOCK OPTIONS

     (a) Grant of Options.

     (i) The Committee may, at any time and from time to time prior to December 31, 2002, grant Options under the Plan to eligible Employees, for such numbers of shares and having such terms as the Committee shall designate, subject however, to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g. ISO, non-statutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. Options designated as ISOs shall comply with all the provisions of
Section 422A of the Code and applicable Treasury Department rules and regulations. The aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company and any Subsidiary shall not exceed $100,000. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

     (ii) Each Option shall be evidenced by a Stock Option Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

     (b) Exercise Price. The price at which shares of Stock may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

     (c) Option Period. The period during which an Option may be exercised shall be determined by the Committee; provided, that such period will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options. The date or dates on which installment portion(s) of an Option may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option. The Committee may also determine to accelerate the time at which installment portion(s) of an outstanding Option may be exercised. The foregoing notwithstanding, and subject to Section 7, no Option or portion of an Option shall be exercisable within six months of its grant date.

     (d) Termination of Employment. An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee for any reason other than Total Disability, death or Retirement. If an Optionee's employment is terminated by reason of Total Disability or Retirement to the extent that the Option was exercisable at the time of the Optionee's Retirement or Total Disability, such Option may be exercised within the period, not to exceed four years, specified by the Committee in the instrument evidencing the Option. If the Optionee dies while in the employ of the Company or of a Subsidiary, or within three months after the termination of such employment, to the extent that the Option was exercisable at the time of the Optionee's death, such Option may, within one year after the Optionee's death, be exercised by the executor or administrator of his estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option.

     (e) Payment for Shares.

     (i) The exercise price for all shares of Stock purchased upon the exercise of an Option, or a portion thereof, shall be paid in full at the time of such exercise. Such payment may be made in cash, by tendering shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price, or tendering shares of Restricted Stock having a Fair Market Value on the date of exercise equal to the exercise price. The Committee may limit the extent to which shares of Stock or shares of Restricted Stock may be used in exercising Options.

     (ii) If shares of Restricted Stock are used to pay the exercise price of an Option, an equal number of shares of Stock delivered to the Optionee upon exercise of an Option, shall be subject to the same restrictions for the remainder of the Restriction Period.

7. TENDER OFFERS

     Notwithstanding any other provision of this Plan, an Option may, if the Optionee has agreed in writing, provide that the Option shall be automatically repurchased by the Company if any person or persons has made a successful tender offer for shares of Stock which, together with shares then owned directly or indirectly by such person or persons, would constitute 25% or more of the outstanding shares of Stock. In such case, the purchase date shall be the date preceding the last date (including any extension thereof) on which stockholders of the Company could tender their shares for purchase by the offeror pursuant to the terms of the tender offer; the Fair Market Value of each share covered by the Option shall be the highest price per share at which shares could have been tendered for cash pursuant to the offer, or, if higher, the mean between the high and the low prices of the Stock reported in the Wall Street Journal as the New York Stock Exchange Composite Transactions for such day, or, if there were no sales on such day, the next preceding day on which there was a sale; and the Optionee shall receive in cash as full satisfaction of his rights under the Option a payment equal to the excess of such Fair Market Value of the shares then covered by the Option (including any installments not then exercisable) over the total Option exercise price of such shares.

     Options may also provide that upon the commencement of any tender offer for such number of shares, the Option and any accompanying SAR shall, to the extent they are not then exercisable, become immediately exercisable in full until the tenth day following the expiration of such offer or any extension thereof, and at the conclusion of said period the Option and any accompanying SAR shall, to the extent not theretofore exercised, revert back to their status as in effect immediately prior to the commencement of said offer.

8. STOCK APPRECIATION RIGHTS

     (a) Grant. The Committee may affix Stock Appreciation Rights to an Option, either at the time of its initial granting to the Optionee or at a later date. The addition of such SARs must be accomplished prior to the completion of the period during which the Option may be exercised and such exercise period may not be extended beyond that which was initially established. The Committee may establish SAR terms and conditions at the time such SAR is established, provided that, notwithstanding any provision of this Plan to the contrary, the terms and conditions of an SAR affixed to an ISO shall be the same as the terms and conditions applicable to the underlying ISO.

     (b) Exercise.

     (i) A Stock Appreciation Right shall be exercisable at such time as may be determined by the Committee, and provided that an SAR shall be exercisable only to the extent that the related Option could be exercised. Upon the exercise of an SAR, that portion of the Option underlying the SAR will be considered as having been surrendered. An SAR shall be automatically exercised at the end of the last business day prior to the stated expiration date of the unexercised portion of the related Option if on such date the Fair Market Value of Stock exceeds the Option exercise price per share.

     (ii) The Committee may impose any other conditions upon the exercise of an SAR, consistent with the Plan, which it deems appropriate. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

     (iii) Upon the exercise of an SAR, the Company shall give to an Optionee an amount (less any applicable withholding taxes) equivalent to the excess of the Fair Market Value of the shares of Stock for which the right is exercised on the date of such exercise over the exercise price of such shares under the related Option. Such amount shall be paid to the Optionee either in cash or in shares of Stock or both as the Committee shall determine. Such determination may be made at the time of the granting of the SAR and may be changed at any time thereafter. No fractional shares of Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

     (c) Expiration or Termination.

     (i) Subject to (c)(ii), each Stock Appreciation Right and all rights and obligations thereunder shall expire on a date to be determined by the Committee.

     (ii) An SAR shall terminate and may no longer be exercised upon the exercise, termination or expiration of the related Option.

9. RESTRICTED STOCK PLAN

     (a) At the time of making a grant of Restricted Stock or making payment of an Award in Restricted Stock to an Employee, the Committee shall establish a Restriction Period and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine applicable to the Restricted Stock to be issued in settlement of such grant or Award.

     (b) Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other shareholder's rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period,
(ii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iii) a breach of the terms and conditions established by the Committee pursuant to the Award will cause a forfeiture of the Restricted Stock. Subject to Section 6(e), Restricted Stock may be used to exercise Options. The committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

          (i) Termination of Employment. The Committee may establish such rules concerning the termination of employment of a recipient of Restricted Stock (by reason of Retirement, Total Disability, death, or otherwise) prior to the expiration of the applicable Restriction Period, as it may deem appropriate from time to time.

          (ii) Restricted Stock Agreement. Each grant of, or payment of an Award in, Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10. LONG TERM PERFORMANCE PLAN

     (a) Administrative Procedure. The committee shall designate Employees as LTPP Participants to become eligible to receive Awards under the plan and shall establish Performance Periods under the LTPP.

     (b) Indicators of Performance. The Committee shall establish Indicators of Performance applicable to the Performance Period. Indicators of Performance are utilized to determine amount and timing of Awards, and may vary between Performance Periods. Indicators of Performance may include, but shall not be limited to, various financial and operating measures, and may be based on the Company's performance compared to one or more selected companies during the same Performance Period or may be related solely to the Company's performance during the Performance Period, or a combination of such indicators. The Committee may take into consideration, and make appropriate adjustments for, events occurring during the Performance Period which the Committee concludes have affected the performance of the Company or any selected company with respect to any of the Indicators of Performance.

     (c) Award Adjustment. Subject to the terms of the Plan, the Committee may make adjustments in Awards to LTPP Participants.

     (d) Performance Awards. Awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units which are units valued by reference to financial measures or property other than stock and shall be subject to such terms and conditions and other restrictions as the Committee shall assign. At the time of making grants of Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. Awards may be paid-out in cash, Stock, Restricted Stock, other property or combination thereof. Recipients of Awards are not required to provide consideration other than the rendering of service.

     (e) Partial Performance Period Participation. The Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a LTPP Participant after the beginning of such Performance Period.

11. ADJUSTMENT UPON CHANGES IN STOCK

     The number of shares of Stock which may be issued pursuant to this Plan, the number of shares covered by each outstanding Option, the Option exercise price per share, the number of shares granted as Restricted Stock, and the number of shares representing an LTPP Participant's Award under the Long Term Performance Plan, shall be adjusted proportionately, and any other appropriate adjustments shall be made, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock or Options through a merger, consolidation, reorganization, recapitalization, a subdivision or consolidation of shares or other capital adjustment or the payment of a Stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated. Appropriate adjustment shall also be made by the Committee in the terms of Stock Appreciation Rights to reflect the foregoing changes.

12. CHANGE IN CONTROL

     Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:

          (i) if during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective the date of the Change in Control; and

          (ii) if during a Performance Period(s) applicable to an Award granted under the Plan, a Participant shall earn no less than the number of performance shares or performance units which the participant would have earned if the Performance Period(s) had terminated as of the date of the Change in Control.

     For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 -- the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 issued under the Exchange Act), directly or indirectly, of shares of Stock of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding shares of Stock.

13. MISCELLANEOUS

     (a) Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.

     (b) No Option or Stock Appreciation Right, grant of Restricted Stock or Award under the Long Term Performance Plan shall be transferrable other than by will or the laws of descent and distribution. Any Option or Stock Appreciation Right shall be exercisable (i) during the lifetime of an Optionee, only by the Optionee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the Optionee, and (ii) after death of the Optionee, only by the Optionee's legal representative or by the person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Optionee.

     (c) The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the Optionee shall pay to the Corporation an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

     (d) Transfer of employment between the Company and a Subsidiary or between Subsidiaries shall not constitute termination of employment for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

     (e) All administrative expenses associated with the administration of the Plan shall be borne by the Company.

     (f) The titles and headings of the sections in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     (g) No grant or Award to an employee under the Plan or any provisions thereof, shall constitute any agreement for or guarantee of continued employment by the Company.

14. AMENDMENT AND TERMINATION

     The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable, provided, the Board may not, without further approval of the stockholders of the Company amend the Plan so as to (i) increase the number of shares of Stock which may be issued under the plan, except as provided for in Section 11, or change Plan provisions relating to establishment of the exercise prices under Options granted; (ii) materially modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to Participants under the plan; (iv) extend the duration of the Plan beyond the date approved by the stockholders; or (v) increase the maximum dollar amount of ISOs which an individual Optionee may exercise during any calendar year beyond that permitted in the Code and applicable rules and regulations of the Treasury Department. No amendment or termination of the Plan shall, without the consent of the Optionee or Plan participant, alter or impair any of the rights or obligations under any Options or other rights theretofore granted such person under the Plan.

15. DURATION OF THE PLAN

     This Plan became effective July 1, 1987. If not sooner terminated by the Board this Plan shall terminate on December 31, 2002, but Options and other rights theretofore granted and any Restriction Period may extend beyond that date and the terms of the Plan shall continue to apply.

- ---------------------------------------------------
- ---------------------------------------------------

BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD YOU WILL SAVE YOUR COMPANY THE EXPENSE OF ADDITIONAL MAILING AND SOLICITATION COSTS.
- ---------------------------------------------------

THIS PROXY MATERIAL HAS BEEN FORWARDED TO YOU BECAUSE YOU WERE A STOCKHOLDER ON THE RECORD DATE, MARCH 17, 1995.

IT IS IMPORTANT THAT YOU VOTE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                  THANK YOU.

- ---------------------------------------------------
- ---------------------------------------------------


                   [LOGO]

KERR-MCGEE CORPORATION [LOGO]          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY                      The undersigned hereby appoints Frank A. McPherson, Tom J. McDaniel, and Russell G. Horner,
                                       Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby
      Kerr-McGee Center                authorizes them to represent and to vote, as designated below, all the shares of Common
       P. O. Box 25861                 Stock of Kerr-McGee Corporation held of record by the undersigned on March 17, 1995 at the
Oklahoma City, Oklahoma 73125          Annual Meeting of Stockholders to be held on May 9, 1995 or any adjournment thereof (1) as hereinafter specified on the matters as more particularly described in the Company's proxy statement and (2) in their discretion on any such other business as may properly come before the meeting.









                                                        (CONTINUED ON BACK)







                                THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS

    Bennett E. Bidwell, Earnest H. Clark, Jr., L. R. Corbett, Martin C. Jischke, Robert S. Kerr, Jr., Frank A. McPherson, William
C. Morris, John J. Murphy, John J. Nevin, C. C. Stewart, Jr., Farah M. Walters.

    [ ]   FOR     [ ]   WITHHOLD     [ ]   WITHHOLD for the following only, write name(s): ________________________________________

    _______________________________________________________________________________________________________________________________

2.  Ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.

    [ ]   FOR     [ ]   AGAINST     [ ]   ABSTAIN

3.  Approve the Long Term Incentive Program, as Amended and Restated May 9, 1995.

    The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.  If no direction is given, this proxy will be voted FOR items 1, 2, and 3.


Dated _________________________________, 1995               Signature _____________________________________________________________

                                                            Signature if held jointly _____________________________________________

    Please sign exactly as the name appears above.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If a corporation, please sign full corporation name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
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